As filed with the Securities and Exchange Commission on April 24, 2012

File No. 333-87218

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Post-Effective Amendment No. 11

to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHL VARIABLE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	06-1045829
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One American Row

Hartford, CT 06103

(800) 447-4312

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John H. Beers, Esq.

PHL Variable Insurance Company

One American Row

Hartford, CT 06103

(860) 403-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein relates to Registration Statement Numbers 333-20277 and 333-55240.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Participating Interests in Market Value Adjustment Account Under Variable Annuity Contracts	*	*	$500,000,000	$46,000**

*	The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
**	Registration fee paid concurrently with the filing of the Registration Statement on Form S-1 on April 30, 2002. In addition, previously paid $15,151.52 to register $50,000,000 for registration statement file No. 333-20277 on January 23, 1997 and $50,000 to register $200,000,000 for registration statement file No. 333-55240 on February 8, 2001.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 11 to Form S-1 on Form S-3 is being filed to convert a Registration Statement on Form S-1 (No. 333-87218), as previously amended and supplemented, into a registration on Form S-3, to incorporate updated financial information, to make non-material changes and to provide information pertaining to Part II, Items 14 and 17.

At the time of the filing of the Registration Statement on Form S-1 and the most recent effective post-effective amendment filed prior hereto, (April 11, 2011, effective April 29, 2011) the Registrant did not meet the requirements for use of Form S-3. However, at the time of filing of this Post-Effective Amendment No. 11, the Registrant meets the requirement for use of the Form S-3 and is filing this Post-Effective Amendment No. 11 on Form S-3 in reliance on Rules 401(c) and 401(e) promulgated under the Securities Act of 1933, as amended, for the purpose of converting the Registration Statement on Form S-1 to a Registration Statement on Form S-3.

MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT ANNUITY
Issued by:
PHL Variable Insurance Company

PROSPECTUS	April 30, 2012

This prospectus describes a Market Value Adjusted Guaranteed Interest Account Annuity (“MVA”). The MVA is only available for use under certain PHL Variable Insurance Company (“PHL Variable”) variable accumulation deferred annuity contracts (“Contract”). The MVA and the Contracts are available through 1851 Securities, Inc. (“1851 Securities”), the principal underwriter.
The Contract prospectus must accompany this prospectus. You should read the Contract prospectus and keep it, and this Prospectus, for future reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
1851 Securities is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.
Your investment in the MVA is subject to possible loss of principal and earnings, since a surrender charge and market value adjustment may apply to withdrawals or upon surrender of the Contract. Please see the “Risk Factors” section on page 3.
An investment in the MVA is not:
•	a bank deposit or obligation; or
•	guaranteed by any bank or by the Federal Insurance Deposit Corporation or any other government agency.
If you have any questions, please contact:
PHL Variable Insurance Company PO Box 22012 Albany, NY 12201-2012
Tel. 800/866-0753

Special Terms

As used in this prospectus, the following terms mean:
Contract Value: Prior to the end of the guarantee period, the sum of the values under a Contract of all accumulation units held in the subaccounts of the Separate Account plus the values held in the Guaranteed Interest Account and in the MVA.
Current Rate:  The guaranteed rate currently in effect for amounts allocated to the MVA, established from time to time for various guarantee periods.
Death Benefit:  An amount payable upon the death of the annuitant or owner, as applicable, to the named beneficiary.
Expiration Date:  The date on which the guarantee period ends.
GIA (Guaranteed Interest Account):  An allocation option under which premium amounts are guaranteed to earn a fixed rate of interest. Excess interest also may be credited, in the sole discretion of PHL Variable. The GIA is funded by our general account.
Guarantee Period:  The duration for which interest accrues at the guaranteed rate on amounts allocated to the MVA.
Guaranteed Rate:  The effective annual interest rate we use to accrue interest on amounts allocated to the MVA for a guarantee period. Guaranteed rates are fixed at the time an amount is credited to the MVA and remain constant throughout the guarantee period.
Market Value Adjustment: An adjustment is made to the amount that a Contract owner receives if money is withdrawn, transferred or applied to an annuity option from the MVA before the expiration date of the guarantee period.
MVA (Market Value Adjusted Guaranteed Interest Account Annuity): This is an account that pays interest at a guaranteed rate if held to the end of the guarantee period. If such amounts are withdrawn, transferred or applied to an annuity option before the end of the guarantee period, a market value adjustment will be made. Assets allocated to the MVA are part of the assets allocated to PHL Variable Separate Account MVA1 (“Separate Account MVA1”).
PHL Variable (our, us, we, company): PHL Variable Insurance Company.

PNX: The Phoenix Companies, Inc. PHL Variable is a wholly owned subsidiary of Phoenix Life Insurance Company which is wholly owned by PNX.

Separate Account: PHL Variable Accumulation Account, a separate account of PHL Variable which funds the Contracts.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. The information incorporated by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2011 (File Number 333-20277) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of any offering made under this prospectus (excluding current reports or portions thereof which are furnished to but are not filed with the SEC under Items 2.02, 7.01 or 8.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed).
Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing to PHL Variable at: Investor Relations, One American Row, P.O. Box 5056, Hartford, CT 06102-5056, or telephoning PHL Variable at 860-403-7100. You may also access the incorporated documents at the following web pages: https://www.phoenixwm.phl.com/public/products/regulatory/index.jsp and the “Investor Relations” page of PNX’s website at www.phoenixwm.com.
Where You Can Find More Information

We have electronically filed a registration statement on Form S-3 with the SEC with respect to the MVA. This prospectus is a part of such registration statement, Also, PHL Variable electronically files its Annual Report on Form 10-K, as well as its Quarterly Reports on Form 10-Q, with the SEC. PNX electronically files its proxy statement and Current Reports on Form 8-K with the SEC. The SEC maintains a website that contains reports, information statements, and other information regarding issuers that file electronically with the SEC; the address of the website is http://www.sec.gov. The public may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Risk Factors

❖	Investment Risk—Principal and interest when credited are guaranteed by the company unless you make a withdrawal from or surrender the Contract, which may be subject to a surrender charge and Market Value Adjustment.
❖	Loss of Principal Risk—Withdrawals and surrenders from the Contract in excess of the free withdrawal amount, prior to the end of the surrender charge period, are subject to a surrender charge and Market Value Adjustment. A negative Market Value Adjustment is limited to the contract’s interest, therefore, the application of a negative Market Value Adjustment alone will not result in loss of principal. However, the combination of the surrender charge and Market Value Adjustment may result in loss of principal.
❖	Reduced Required Minimum Distributions (“RMD”) Risk— Any withdrawal from the MVA, including those taken to meet RMD requirements under the provisions of the Internal Revenue Code of 1986 (the “Code”), will be subject to a Market Value Adjustment unless the effective date of the withdrawal is within the guarantee period. If a negative Market Value Adjustment, although limited to the Contract’s interest, is applied to an RMD, the amount you receive will be reduced.
Product Description

The Nature of the Contract and the MVA
The investment option described in this prospectus is an MVA available only under the Contracts offered by PHL Variable. The Contract is described in detail in its own prospectus. You should review the Contract prospectus along with this prospectus before deciding to allocate purchase payments to the MVA.
❖	The MVA currently provides four choices of interest rate Guarantee Periods:

•	3 years
•	5 years
•	7 years
•	10 years

❖	Purchase payments can be allocated to one or more of the available MVA guarantee period options. Allocations may be made at the time you make a payment or you may transfer amounts held in the subaccounts of the Separate Account, the GIA or other available MVA guarantee periods. Generally, amounts allocated to MVA options must be for at least $1,000. We reserve the right to limit cumulative amounts allocated to the MVA during any one-week period to not more than $250,000.
❖	Amounts may be transferred to or from the MVA according to the transfer rules under the Contract. You may make up to six transfers per year from the MVA. (See “The Accumulation Period—Transfers” of the Contract prospectus.)
❖	Allocations that remain in the MVA until the applicable expiration date will be equal to the amount originally allocated, multiplied by its guaranteed rate, which is compounded on an annual basis.
❖	A Market Value Adjustment will be made if amounts are withdrawn, transferred or applied to an annuity option from the MVA before the expiration date. (See “The MVA.”)
❖	The Contract provides for the accumulation of values before maturity and for the payment of annuity benefits thereafter. Since MVA values are part of the Contract Value, your earnings on allocations to the MVA will affect the values available at surrender or maturity. No Market Value Adjustment will be applied to withdrawals to pay Death Benefit proceeds.
❖	We may offer additional guarantee periods to certain individuals or groups of individuals who meet certain minimum premium criteria.
We reserve the right to elaborate upon, supplement or alter the terms or arrangements associated with, or relating to, this prospectus in connection with the offering of flexible premium accumulation deferred annuity contracts utilizing market value adjusted guaranteed interest account contracts to certain institutional investors, provided that such arrangements do not materially and adversely affect the rights or interests of other investors hereunder.
Availability of the MVA
The MVA is not available in all states. For information, call our Annuity Operations Division at 800/541-0171.
The MVA
The MVA is available only during the accumulation phase of your Contract. The MVA option currently offers different guarantee periods, which provide you with the ability to earn interest at different guaranteed rates on all or part of your Contract Value. Each allocation has its own guaranteed rate and expiration date. Because we change guaranteed rates periodically, amounts allocated to a guarantee period at different times will have different guaranteed rates and expiration dates. The applicable guaranteed rate, however, does not change during the guarantee period.
We will notify you of the expiration of the guarantee period and of your available options within 30 days of the expiration date. You will have 15 days before and 15 days following the expiration date (“window period”) to notify us of your election. During this window period, any withdrawals or transfers from the MVA will not be subject to a Market Value Adjustment. Unless you elect to transfer funds to a different guarantee period, to the subaccounts of the Separate Account, to the GIA or elect to withdraw funds, we will begin another guarantee period of the same duration as the one just ended and credit interest at the current rate for that new guarantee period. If you chose a guarantee period that is no longer available or if your original guarantee period is no longer available, we will use the guarantee period with the next longest duration.
We reserve the right, at any time, to discontinue guarantee periods or to offer guarantee periods that differ from those available at the time your contract was issued. Since guarantee periods may change, please contact us to determine the current guarantee periods being offered.
Market Value Adjustment
Any withdrawal from the MVA, including those taken to meet RMD requirements under the provisions of the Code, will be subject to a Market Value Adjustment unless the effective date of the withdrawal is within the window period. (Please refer to “Federal Income Taxes” in the Contract prospectus for more information.) For this purpose, redemptions, transfers and amounts applied to an annuity option under a Contract are treated as withdrawals. The Market Value Adjustment will be applied to the amount being withdrawn after the deduction of any applicable administrative charge and before the deduction of any applicable contingent deferred sales charges (surrender charges). See the Contract prospectus for a description of these charges. The Market Value Adjustment can be positive or negative. The amount being withdrawn after application of the Market Value Adjustment can be greater than or less than the amount withdrawn before the application of the Market Value Adjustment.
A Market Value Adjustment will not be applied upon the payment of the death benefit.
The Market Value Adjustment will reflect the relationship between the current rate (defined below) for the amount being withdrawn and the guaranteed rate. It is also reflective of the time remaining in the applicable guarantee period. Generally, if the guaranteed rate is equal to or lower than the applicable current rate, the Market Value Adjustment will result in a lower payment upon withdrawal. Conversely, if the guaranteed rate is higher than the applicable current rate, the Market Value Adjustment will produce a higher payment upon withdrawal.

The Market Value Adjustment which is applied to the amount being withdrawn is determined by using the following formula:
where,
Amount, is the amount being withdrawn less any applicable administrative charges;
i, is the guaranteed rate being credited to the amount being withdrawn;
j, is the current rate, which is the current interest rate for new deposits with a guarantee period equal to the number of years remaining in the current guarantee period, rounded up to the next higher number of complete years;
n, is the number of months rounded up to the next whole number from the date of the withdrawal or transfer to the end of the current guarantee period.
If the Company does not offer a guarantee period equal to the number of years remaining in the guarantee period, “j” will be determined by interpolation of the guaranteed rate for the guarantee periods then available.
Examples
The following examples illustrate how the Market Value Adjustment operates:
Example 1
$10,000 is deposited on January 1, 1997, into an MVA with a 5-year guarantee period. The guaranteed rate for this deposit amount is 5.50%.
If, on January 1, 1999 (2 years after deposit), the full amount is taken from this MVA segment, the following amount is available:
1.	The accumulated amount prior to application of Market Value Adjustment is:
$10,000 x (1.055)2 = $11,130.25
2.	The current rate that would be applied on January 1, 1999 to amounts credited to a 3-year MVA segment is 6.50%.
3.	The number of months remaining in the guarantee period (rounded up to next whole number) is 36.
4.	The Market Value Adjustment equals $–386.43, and is calculated as follows:
The market value for the purposes of surrender on January 1, 1999 is therefore equal to $10,743.82 ($11,130.25 – $386.43).
Example 2
$10,000 is deposited on January 1, 1997, into an MVA with a 5-year guarantee period. The guaranteed rate for this amount is 5.50%.
If, on January 1, 1999 (2 years from deposit), the full amount is taken from this MVA segment, the following amount is available:
1.	The accumulated amount prior to application of Market Value Adjustment is:
$10,000 x (1.055)2 = $11,130.25
2.	The current rate being applied on January 1, 1999 to amounts credited to a 3-year MVA segment is 4.50%.
3.	The number of months remaining in the guarantee period (rounded up to next whole number) is 36.
4.	The Market Value Adjustment equals $240.79, and is calculated as follows:
The market value for the purposes of surrender on January 1, 1999 is therefore equal to $11,371.04 ($11,130.25 + $240.79).
THE ABOVE EXAMPLES ARE HYPOTHETICAL AND ARE NOT INDICATIVE OF FUTURE OR PAST PERFORMANCE.
Setting the Guaranteed Rate
We determine guaranteed rates for current and future purchase payments, transfers or renewals. Although future guaranteed rates cannot be predicted, we guarantee that the guaranteed rate will never be less than 3% per annum.

Deduction of Surrender Charges on Withdrawals
A Market Value Adjustment will apply if a withdrawal is made before the expiration date and outside the window period as described above.
Depending on your Contract, a full or partial withdrawal of Contract Value, including amounts in the MVA, may also be subject to a surrender charge.
Please note that other charges may also be imposed against the Contract, including mortality and expense risk and administrative charges. For a more detailed explanation of any surrender charge applicable to your Contract and of other applicable charges, please see the “Charges and Deductions” section of the Contract prospectus.
PHL Variable Separate Account MVA1 and Investments by PHL Variable

Proceeds from purchases of the MVA option will be deposited into the PHL Variable Separate Account MVA1 (“Separate Account MVA1”), which is a non-unitized separate account established under Connecticut law. Contract Values attributable to such proceeds are based on the interest rate we credit to MVA allocations and terms of the Contract, and do not depend on the investment performance of the assets in Separate Account MVA1.
Under Connecticut law, all income, gains or losses of Separate Account MVA1, whether realized or not, must be credited to or charged against the amounts placed in Separate Account MVA1, without regard to our other income, gains and losses. The assets of the Separate Account MVA1 may not be charged with liabilities arising out of any other business that we may conduct. Obligations under the Contracts are obligations of PHL Variable.
There are no discrete units in Separate Account MVA1. No party with rights under any contract participates in the investment gain or loss from assets belonging to Separate Account MVA1. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account MVA1 may drop below the reserves and other liabilities it must maintain. If the Separate Account MVA1 asset value drops below the reserve and other liabilities we must maintain in relation to the Contracts supported by such assets, we will transfer assets from our general account to Separate Account MVA1. Conversely, if the amount we maintain is too much, we may transfer the excess to our general account.
In establishing guaranteed rates, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds. The Company’s investment strategy with respect to the proceeds from purchases of the MVA option generally will be to invest mostly in investment-grade debt such that the asset portfolio duration closely matches that of the liabilities.
You should know that we may invest in non-investment grade bonds sometimes referred to as “high yield” or “junk” bonds. We expect that any bond purchases made in such investments would be mostly in the highest quality tier within the below investment grade universe.
Investment-grade or other debt instruments in which the company intends to invest the proceeds from purchases of the MVA option include:
❖	Securities issued by the United States government or its agencies or instrumentalities.
❖	Debt securities which have a rating, at the time of purchase, within the six highest rating grades assigned by Moody’s Investors Services, Inc. (Aaa, Aa, A, Baa, Ba, or B), Standard & Poor’s Corporation (AAA, AA, A, BBB, BB, or B) or any other nationally recognized rating service.
❖	Other debt instruments, although not rated by Moody’s or Standard & Poor’s, are deemed by the Company’s management to have an investment quality comparable to securities described above.
While the above generally describes our investment strategy with respect to the proceeds from purchases of the MVA option, we are not obligated to invest the proceeds according to any particular strategy, except as may be required by Connecticut and other state insurance law.
Distributor

PHL Variable is an indirect, wholly owned subsidiary of Phoenix Life Insurance Company (“Phoenix”). PHL Variable has designated 1851 Securities, Inc. (“1851 Securities”), to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a distribution agreement. 1851 Securities, an affiliate of PHL Variable, also acts as the principal underwriter and distributor of other variable annuity contracts and variable life insurance policies issued by PHL Variable and its affiliates. PHL Variable or an affiliate reimburses 1851 Securities for expenses 1851 Securities incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). 1851 Securities does not retain any fees under the Contracts; however, 1851 Securities may receive 12b-1 fees from the underlying funds.

1851 Securities’ principal executive offices are located at One American Row, PO Box 5056, Hartford, CT 06102-5056. 1851 Securities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

1851 Securities and PHL Variable enter into selling agreements with broker-dealers who are registered with the SEC and are members of FINRA, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such broker-dealer firms. Such representatives act as appointed agents of PHL Variable under applicable state insurance law and must be licensed to sell variable insurance products. PHL Variable intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.

On September 15, 2010, 1851 Securities became the principal underwriter and distributor for the SEC registered products.
Compensation

Broker-dealers who have selling agreements with 1851 Securities and PHL Variable are paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm, depending on the agreement between the firm and the registered representative. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor or disfavor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation in all or some years based on all or a portion of the Contract Value. The amount and timing of compensation may vary depending on the selling agreement and the payment option selected by the broker- dealer and/or the registered representative but is not expected to exceed 8.0% of purchase payments if up-front compensation is paid to registered representatives and up to 2.5% annually of contract value (if asset based compensation is paid).
To the extent permitted by FINRA rules, overrides and promotional incentives or cash and non-cash payments also may be provided to such broker-dealers based on sales volumes, the assumption of wholesaling functions, or other sales-related criteria. Additional payments may be made for other services not directly related to the sale of the contract, including the recruitment and training of personnel, production of promotional literature and similar services.

This Contract does not assess a front-end sales charge, so you do not directly pay for sales and distribution expenses. Instead, you indirectly pay for sales and distribution expenses through the overall charges and fees assessed under the Contract. For example, any profits we may realize through assessing the mortality and expense risk charge under your Contract may be used to pay for sales and distribution expenses. We may also pay for sales and distribution expenses out of any payments we or 1851 Securities may receive from the underlying funds for providing administrative, marketing and other support and services to the underlying funds. If your Contract assesses a surrender charge, proceeds from this charge may be used to reimburse us for sales and distribution expenses. No additional sales compensation is paid if you select any optional benefits under your Contract.

We have unique arrangements for compensation with select broker-dealer firms based on the firm’s aggregate or anticipated sales of contracts or other factors. We enter into such arrangements at our discretion and we may negotiate customized arrangements with firms based on various criteria. As such, special compensation arrangements are not offered to all broker-dealer firms. Compensation payments made under such arrangements will not result in any additional charge to you.
Federal Income Taxation Discussion

Please refer to “Federal Income Taxes” in the Contract prospectus for a discussion of the income tax status of the Contract.
Accounting Practices

The information presented below should be read with the audited financial statements of PHL Variable and information included elsewhere in this prospectus.
The financial statements and financial information included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States.
Description of PHL Variable

Overview
Our executive and administrative office is located at One American Row, Hartford, Connecticut, 06102-5056.

PHL Variable is a stock life insurance company which provides life insurance and annuity products through third-party distributors. It was incorporated in Connecticut on July 15, 1981 and is a wholly owned subsidiary of Phoenix through its holding company, PM Holdings, Inc. Phoenix is also a life insurance company, which is wholly owned by PNX, which provides life insurance and annuity products through third-party distributors, supported by wholesalers and financial planning specialists it employs. PNX was organized in Connecticut in 1851 and in connection with its merger in 1992 with Home Life Insurance Company, Phoenix redomiciled to New York.

On June 25, 2001, the effective date of its demutualization, Phoenix converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of PNX. In addition, on June 25, 2001, PNX completed its initial public offering (IPO).

The following chart illustrates our corporate structure as of March 31, 2012.

The Separate Account
On December 7, 1994, We established the Separate Account, a separate account created under the insurance laws of Connecticut. Under the Contract, you may allocate premium payments and Contract Value to one or more of the investment options of the Separate Account. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 (the “1940 Act”) and it meets the definition of a “separate account” under the 1940 Act. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Separate Account or of PHL Variable. Assets allocated to the MVA are not part of the assets allocated to the Separate Account or the general account of PHL Variable. For a more detailed description of the Separate Account see the section of your Contract prospectus entitled “PHL Variable and the Separate Account.”
Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

Kathleen A. McGah, Vice President and Counsel, PHL Variable Insurance Company, Hartford, Connecticut has provided opinions upon legal matters relating to the validity of the securities being issued. Laurie D. Lewis, Counsel, Phoenix, has provided advice on certain matters relating to income tax laws about the contracts.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee of $111,151.52

Estimated Printing and Filing Costs $8,000

Estimated Accounting Fees $8,000

Item 15.	Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes states that: “a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive.”

Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: “Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise.”

Item 16.	Exhibits

1. (i)	Underwriting Agreement – Incorporated by reference to a filing on Form S-1 (File No. 333-55240) filed via Edgar on February 8, 2001.

(ii)	Amended and Restated Principal Underwriting and Distribution Agreement between PHL Variable Insurance Company and 1851 Securities, Inc. dated January 1, 2012. Filed herewith.

2.	Not applicable.

3. (i)	Amended and Restated Certificate of Incorporation of PHL Variable Insurance Company. Incorporated by reference to Registrant’s Filing on Form S-1 (File No. 333-55240) filed via EDGAR on February 8, 2001.

(ii)	Bylaws of PHL Variable Insurance Company as amended and restated, effective May 16, 2002. Incorporated by reference to Registrant’s Filing on Form S-1 (File No. 333-87218) filed via EDGAR on May 1, 2004.

4.	Form of Variable Annuity contract with MVA Rider – Incorporated by reference to Registrant’s Filing on Form S-1 (File No. 333-20277) filed via EDGAR on January 23, 1997.

5.	Opinion regarding Legality. Filed herewith as exhibit 23(b).

6.	Not applicable.

7.	Not applicable.

8.	Opinion regarding Tax Matters. Filed herewith.

9.	Not applicable.

10.	Not applicable.

11.	Not applicable.

12.	Not applicable.

13.	Not applicable.

14.	Not applicable.

15.	Not applicable.

16.	Not applicable.

17.	Not applicable.

18.	Not applicable.

19.	Not applicable.

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20.	Not applicable.

21.	The Registrant has no subsidiaries.

22.	Not applicable.

23.	(a) Consent of independent registered public accounting firm. Filed herewith.

23.	(b) Opinion and Consent of Counsel. Filed herewith.

24.	Powers of Attorney. Incorporated by reference to Post-effective Amendment No. 2 on Form S-3 to Registrant’s Filing on Form S-1 (File No. 333-168357), filed via EDGAR on April 11, 2012.

25.	Not applicable.

26.	Not applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 11 on Form S-3 to the registration statement on Form S-1, File No. 333-87218, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 24th day of April, 2012.

PHL VARIABLE INSURANCE COMPANY

By:
* James D. Wehr President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated above.

Signature	Title

*Peter A. Hofmann	Chief Financial Officer

*David R. Pellerin	Chief Accounting Officer

*Edward W. Cassidy	Director

*Philip K. Polkinghorn	Director

*James D. Wehr	President

*Christopher M. Wilkos	Director

By:	/s/ KATHLEEN A. MCGAH
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.

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Exhibit Index

Exhibit 1(ii)	Amended and Restated Principal Underwriting and Distribution Agreement dated January 1, 2012

Exhibit 8	Opinion regarding Tax Matters

Exhibit 23(a)	Consent of Independent Registered Public Accounting Firm

Exhibit 23(b)	Opinion and Consent of Counsel - Legality